Exhibit 99.1

Amendment to Bylaws of Organovo Holdings, Inc.

October 9, 2019

ARTICLE XI – EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located in the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL, or these Bylaws or the corporation’s certificate of incorporation (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XI.  Notwithstanding anything otherwise to the contrary herein, the provisions of this Article XI will not apply to suits brought to enforce a duty or liability created by the federal securities laws or any other claim for which the federal courts have exclusive jurisdiction.